Exhibit 10.10q

TWELFTH AMENDMENT TO
THE AMENDED AND RESTATED
CREDIT AGREEMENT

THIS TWELFTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 24, 2016 (the “Amendment Effective Date”), is by and among SOLARCITY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto as lenders (the “Lenders”), the Administrative Agent, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager, are parties to that certain Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein, it being agreed that, except as expressly amended hereby, the terms and provisions of the Credit Agreement and each other Loan Document (including all collateral and guaranty requirements thereof) remain in effect without modification;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
AMENDMENTS TO CREDIT AGREEMENT

Section 1.01New Definitions.  The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Tesla” means Tesla Motors, Inc., a Delaware corporation.

“Tesla Acquisition” means (i) the acquisition of all or a majority of the equity interests of the Borrower by Tesla, directly or indirectly (including, without limitation, as a result of any merger of any Subsidiary of Tesla with and into the Borrower) and (ii) changes in the membership of the board of directors of the Borrower in connection with such acquisition.

“Tesla Acquisition Agreement” means any definitive agreement governing, or relating to, the Tesla Acquisition.

“Twelfth Amendment Effectiveness Date” means July 24, 2016.

Section 1.02Amendment to Section 5.20.  The last sentence of Section 5.20(a) of the Credit Agreement is hereby amended by deleting the “.” at the end thereof and replacing it with the following: “or in connection with the Tesla Acquisition.”

Section 1.03Amendment to Section 7.02.  Clause (w) of Section 7.02 of the Credit Agreement is hereby amended by deleting the word "and" at the end of such clause, clause (x) of Section 7.02 of the Credit Agreement is hereby amended by deleting the "." at the end of such clause and appending "; and" thereto and clause (y) is hereby added to Section 7.02 of the Credit Agreement to read as follows:

"(y)unsecured Indebtedness in an aggregate principal amount not to exceed $200,000,000, provided, however, that the documentation effecting such unsecured Indebtedness is in form and substance reasonably satisfactory to the Required Lenders (the approval of the Required Lenders not to be unreasonably withheld or delayed)."

Section 1.04Amendment to Section 7.08.  Clause (g) of section 7.08 of the Credit Agreement is hereby amended by deleting the word “and” at the end of such clause, clause (h) of Section 7.08 of the Credit Agreement is hereby amended by deleting the “.” at the end of such clause and replacing it with “; and” and clause (i) is hereby added to Section 7.08 of the Credit Agreement to read as follows:

"(i) the Tesla Acquisition and any Tesla Acquisition Agreement."

Section 1.05Amendment to Section 7.09.    Section 7.09 of the Credit Agreement is hereby amended by deleting the phrase “(except for this Agreement and the other Loan Documents)” and replacing it with the phrase “(except for this Agreement, the other Loan Documents and, solely with respect to clauses (a)(ii), (iii) and (iv) below, any Tesla Acquisition Agreement)”.

Section 1.06Amendments to Section 7.13.

(a)Section 7.13(a) of the Credit Agreement is hereby amended by adding the following words at the end thereof “it being understood that no amendment to any Organization Documents of any Loan Party or any Subsidiary of any Loan Party in connection with the Tesla Acquisition shall be deemed to result in a Material Adverse Effect under clause (a) of the definition thereof;” thereto.

(b)Section 7.13(c) of the Credit Agreement is hereby amended by deleting the word “or” at the end thereof and replacing it with the following: “provided, regardless of any failure to provide any such notice to any such change, no such change in connection with the Tesla Acquisition shall be deemed to be in violation of this Section 7.13(c) so long as, with respect to any such change with respect to any Loan Party, notice of such change is delivered to the Administrative Agent by the date that is 10 Business Days after such change is made;”.

(c)Section 7.13(d) is hereby amended by deleting the “.” at the end thereof and replacing it with the following:  “or in connection with the Tesla Acquisition.”

Article II.
CONDITIONS TO EFFECTIVENESS

Section 2.01Conditions to Effectiveness.  This Amendment shall become effective as of the Amendment Effective Date upon the receipt by the Administrative Agent of a copy of this Amendment, in form and substance reasonably acceptable to the Administrative Agent, duly executed by Borrower, the Required Lenders and Administrative Agent.

Article III.
MISCELLANEOUS

Section 3.01Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

Section 3.02Representations and Warranties of Loan Parties.  Each of the Loan Parties represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than those which have been duly obtained.

(d)the representations and warranties set forth in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except for (A) those which expressly relate to an earlier date, including for the avoidance of doubt, Sections 5.05 (which shall refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement, as applicable), 5.19, 5.20, and 5.21(b) through (h) and (B) Section 5.09(c), which inaccuracy could not reasonably be expected to have a Material Adverse Effect)

(e)Immediately before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)After giving effect to this Amendment, the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

Section 3.03Reaffirmation of Obligations.  Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

Section 3.04Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

Section 3.05Expenses.  The Borrower agrees to,

(a)promptly upon receipt of an invoice therefor, pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel; and

(b)upon approval by the Required Lenders of the definitive documentation for the Indebtedness described in Section 7.02(y) of the Credit Agreement, pay to the Administrative Agent an amount in respect of each Lender equal to the product of (i) 10 basis points and (ii) such Lender’s Commitment as of the Amendment Effective Date

Section 3.06Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

Section 3.07Continuing Effect.Except as expressly amended, waived or otherwise modified hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.  This Amendment shall not constitute an amendment, consent, waiver or other modification of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, consent, waiver or other modification of any action on the part of the Borrower or  the other Loan Parties that would require an amendment, consent or waiver of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or otherwise modify any provision of the Credit Agreement amended, waived or otherwise modified hereby for any other period, circumstance or event.  Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity.

Section 3.08Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

Section 3.09Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 3.10No Actions, Claims, Etc.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Section 3.11GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.12Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.13Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	SOLARCITY CORPORATION,
a Delaware corporation

	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	Chief Executive Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent

	By:	/s/ G. Christopher Miller
	Name:	G. Christopher Miller
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as Lender, L/C Issuer and Swingline Lender

	By:	/s/ G. Christopher Miller
	Name:	G. Christopher Miller
	Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

	By:	/s/ Lorenz Meier
	Name:	Lorenz Meier
	Title:	Authorized Signatory

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Lender

	By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

Signature Page – Twelfth Amendment to Amended and Restated Credit Agreement

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Mehmet Barlas
Name:	Mehmet Barlas
Title:	Authorized Signatory

CITIBANK, N.A.,
as a Lender

By:	/s/ Ashwani Khubani
Name:	Ashwani Khubani
Title:	Vice President and Director

Signature Page – Twelfth Amendment to Amended and Restated Credit Agreement

GUARANTOR CONSENT

Each of the undersigned (each a “Guarantor”) consents to the foregoing Amendment to Credit Agreement and other Loan Documents (“Amendment”) and the transactions contemplated thereby and reaffirms its obligations under Article X (Continuing Guaranty) of the Credit Agreement (as the same may be amended, modified, supplemented or replaced from time to time, the “Guaranty”).

Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Furthermore, each Guarantor acknowledges and agrees that any reference to the term “Credit Agreement” in the Guaranty shall mean the Credit Agreement dated of even date with the Guaranty together with all amendments, increases or modifications thereto.

Agreed and Acknowledged:	POPPY ACQUISITION LLC

	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	Chief Executive Officer

ZEP SOLAR LLC

	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	Chief Executive Officer

SILEVO, LLC

	By:	/s/ Lyndon Rive
	Name:	Lyndon Rive
	Title:	President

Guarantor Consent – Twelfth Amendment to Amended and Restated Credit Agreement